EXHIBIT 3.1

Text of the December 5, 2013 Amendments to the Bylaws of the Corporation. (New text is in bold and underlined and deleted language is indicated with strikethroughs.)

     Section 1.2    Special Meetings.

          a.    Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors ~~or at the request in writing of~~.

          b.    Special meetings of the stockholders of the corporation shall be called by the Board of Directors upon written request to the Secretary of the corporation of one or more stockholders owning at least fifty percent (50%) of the voting power of the shares of stock of the corporation entitled to vote ~~at such meeting.~~ on the matter or matters to be brought before the proposed special meeting. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice containing the information and representations set forth in paragraph c. of Section 1.10 as to the business proposed to be conducted and as to the stockholder(s) proposing such business. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board of Directors or a court of competent jurisdiction has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board of Directors, or any committee of the Board of Directors to which such authority has been delegated, shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.

          c.    If the Board of Directors calls a special meeting of stockholders in accordance with paragraph a. of this Section for the purpose of electing one or more person(s) to the Board of Directors, a stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice as provided herein, (ii) is entitled to vote at the special meeting, and (iii) complies with the notice and information procedures set forth in these bylaws as to such nomination, may nominate a person or persons (as the case may be) for election to such position(s) specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph b. of Section 1.10 with respect to such nomination shall be delivered to the Secretary at the principal executive offices of the corporation not earlier that the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of such stockholder's notice.

          d.    The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the corporation's notice for the meeting transmitted to stockholders. The chairman of the meeting (as determined pursuant to Section 1.6) shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was made in accordance with the procedures set forth in this Section, and, if any nomination or other business is not in compliance with these bylaws (including if the stockholder does not timely comply with paragraph d. of Section 1.10 or if the nominee fails to comply with Section 1.11), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. If the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make the nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation.

     Section 1.10  Nominations and Stockholder Business.

          a.    Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs b. and c. of this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. Clause (ii) is the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the corporation's notice of its annual meeting) before an annual meeting of stockholders.

          b.    In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if the stockholder shall have given timely notice thereof in writing to the Secretary setting forth the information required by paragraph c. of this Section and provided the updated information as required by paragraph d. of this Section, such other business must be a proper subject for stockholder action under the Delaware General Corporation Law, and the nominee has timely complied with the requirements of Section 1.11. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder's notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, provided on the corporation's website) not later than the close of business on the 90th day nor earlier than 120 days in advance of the anniversary of the previous year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described herein.

          c.    Such stockholder's notice shall set forth and include:

                 (i)    as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (C) the information necessary for the Board of Directors to determine whether such proposed nominee qualifies as an independent director under the applicable stock exchange listing standards;

                 (ii)  as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, including the text of any resolutions to be proposed for consideration at the meeting, (B) the reasons for conducting such business at the meeting, and (C) a description of any substantial interest in such business of such stockholder and the beneficial owner (within the meaning of Item 5 of Schedule 14A under the Exchange Act), if any, on whose behalf the proposal is made;

                 (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, (C) a representation that the stockholder will timely comply with the requirements of paragraph d. of this Section, and (D) a representation that the stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business;

                 (iv)  as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner (A) the class and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice and by each associate of the stockholder or beneficial owner as of the date of the notice, (B) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation's capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and (E) a representation as to whether the stockholder or beneficial owner will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder; and

                 (v)    as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made, such stockholder's and beneficial owner's written consent to the public disclosure of information provided pursuant to paragraph c. of this Section 1.10.

          d.    A stockholder providing notice of any nomination or other business to be brought before a meeting of stockholders shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for notice of the meeting or not later than five (5) days prior to the date for the meeting or any adjournment or postponement thereof, as the case may be.

          e.    The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before the meeting was made in accordance with the procedures set forth in this Section, and, if any nomination or other business is not in compliance with this Section (including if the stockholder does not provide on a timely basis the updated information required to be delivered to the corporation or if the nominee fails to comply with Section 1.11 of these bylaws), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. Notwithstanding the foregoing provisions of this Section, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make a nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation.

          f.    For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of paragraph c. of this Section 1.10, the term "associate" shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as "beneficially owned" by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

     Section 1.11  Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery in a notice to such candidate given by or on behalf of the Secretary) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation applicable to directors and in effect during such person's term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

Former Section 1.10 renumbered as Section 1.12,
Former Section 1.11 renumbered as Section 1.13, and
Former Section 1.12 renumbered as Section 1.14.

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     Section 2.2    Election; Term; Resignation; Removal; Vacancies. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, or removal. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified or until his earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at ~~a~~ an annual meeting of stockholders (or at a special meeting called by the Board of Directors in accordance with Section 1.2.a. for the purpose of electing a director to fill such vacancy), and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced, or until his successor is elected and qualified, or until his earlier death, resignation, or removal.